Exhibit 10.10

                            , 2006

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111-2713

Builder Acquisition Corp.

4902 Alameda Boulevard, NE

Albuquerque, NM 87113

Re:	Builder Acquisition Corp.

Ladies and Gentlemen:

This letter confirms the agreement of the undersigned to purchase warrants (“Warrants”) of Builder Acquisition Corp. (“Company”) included in the units (“Units”) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein. Each Unit is comprised of one share of common stock, par value $.0001 per share, of the Company (the “Common Stock”) and one Warrant to purchase a share of Common Stock. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company’s IPO unless JMP Securities LLC (“JMP Securities”) informs the Company of its decision to allow earlier separate trading.

The undersigned agrees that on the date hereof it will enter into an irrevocable agreement or plan in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with an independent broker-dealer (the “Broker”) registered under Section 15 of the Exchange Act which is neither affiliated with the Company, JMP Securities nor part of the underwriting or selling group, pursuant to which the Broker will purchase up to $                     of Warrants in the public marketplace for the undersigned’s account during the forty-trading day period commencing on the later of (i) the date separate trading of the Warrants has commenced or (ii) 60 calendar days after the end of the restricted period under Regulation M, at market prices not to exceed $1.20 per Warrant (“Maximum Warrant Purchase”). The undersigned shall instruct the Broker to fill such order in such amounts and at such times as the Broker may determine, in its sole discretion, during the forty-trading day period described above.

As of the date hereof, the undersigned represents and warrants that it is not aware of any material nonpublic information concerning the Company or any securities of the Company and is entering into this agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. The undersigned agrees that while this agreement is in effect, the undersigned shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Company’s securities. The undersigned further agrees that it shall not, directly or indirectly, communicate any material nonpublic information relating to the Company or the Company’s securities to any employee of JMP Securities or the Broker. The undersigned does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Warrants pursuant to this agreement or the plan or agreement with the Broker.

The undersigned shall instruct the Broker to make, keep, and produce promptly upon request a daily time-sequenced schedule of all Warrant purchases made pursuant to this agreement, on a transaction-by-transaction basis, including (i) size, time of execution, price of purchase; and (ii) the exchange, quotation system, or other facility through which the Warrant purchase occurred.

The undersigned agrees that the undersigned shall not sell or transfer the Warrants until the earlier of the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination involving the Company and acknowledges that, at the option of JMP Securities, the certificates for such Warrants shall contain a legend indicating such restriction on transferability, it being understood that the Warrants purchased will be non-callable by the Company as long as they are held by the undersigned.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United Stated District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum This Agreement shall be binding upon the undersigned and the heirs, successors and assigns of the undersigned.

Very truly yours,